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                                                                     EXHIBIT 5.1

                    [HARTFORD LIFE, INC. LETTERHEAD AND LOGO]

June 12, 1998

Hartford Life, Inc.
200 Hopmeadow Street
Simsbury, CT  06089

Ladies and Gentlemen:

In connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration No. 333-56283) and a Post-Effective Amendment to the registration Statement Form S-3 (Registration No. 333-21865), as amended (together, the "Registration Statement"), relating to the public offering by Hartford Life, Inc., a Delaware Corporation (the "Company"), of up to $1,000,000,000 in the aggregate of (i) senior debt securities of the Company (the "Senior Debt Securities") to be issued pursuant to an Indenture (the "Senior Indenture"), dated as of May 19, 1997, between the Company and Citibank, N.A., as trustee (the "Senior Trustee"), (ii) subordinated debt securities of the Company (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities") to be issued pursuant to a Subordinated Indenture (the "Subordinated Indenture") to be entered into between the Company and Wilmington Trust Company (the "Subordinated Trustee"), (iii) shares of preferred stock of the Company, par value $.01 per Share (the "Preferred Stock"), (iv) shares of Class A Common Stock of the Company, par value $.01 per share (the "Class A Common Stock"), (v) depositary shares representing fractional interests in the Preferred Stock (the "Depositary Shares"), (vi) warrants representing rights to purchase Debt Securities, Preferred Stock or Class A Common Stock (the "Warrants"), (vii) stock purchase contracts representing rights to purchase Preferred Stock or Class A Common Stock (the "Stock Purchase Contracts"), (viii) stock purchase units, representing ownership of Stock Purchase Contracts, Debt Securities, Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury Securities, (the "Stock Purchase Units"), (ix) junior subordinated deferrable interest debentures of the Company (the "Junior Subordinated Debt Securities"), to be issued pursuant to the Subordinated Indenture, and (x) preferred securities (the "Preferred Securities") of Hartford Life Capital I, Hartford Life Capital II, Hartford Life Capital III, each a trust formed under the laws of the State of Delaware (each, a "Trust" and collectively, the "Trusts"), guaranteed to the extent the Trust has funds as set forth in the Registration Statement by the Company (as such may be issued from time to time, the "Guarantee"), I have examined such corporate


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records, certificates and other documents and such questions of law as I have considered necessary for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

2. The execution and delivery of the Senior Indenture and the Senior Debt Securities have been duly authorized by the Company. The Senior Indenture has been duly executed and delivered by the Company and the Senior Trustee and when the Senior Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture, assuming the terms of such Senior Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

3. The execution and delivery of the Subordinated Indenture and the Subordinated Debt Securities have been duly authorized by the Company. When the Subordinated Indenture has been duly executed and delivered by the Company and the Subordinated Trustee and when the Subordinated Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture, assuming the terms of such Subordinated Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Subordinated Debt Securities will be validly issued and will
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         constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

4. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's Restated Certificate of Incorporation, and approved by all necessary corporate action of the Board of Directors of the Company (the "Board of Directors") or a duly authorized committee thereof, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware and (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefore by the Board of Directors or a duly authorized committee thereof, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

5. When (i) the terms of the issuance and sale of the Class A Common Stock have been duly approved by all necessary action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the shares of Class A Common Stock have been duly executed, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Class A Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

6.       When (i) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors or a duly authorized committee thereof
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         so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Warrants will be duly authorized and validly issued.

7. When (i) the creation of and the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Stock Purchase Contracts have been duly authorized and validly executed and delivered by the Company as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Stock Purchase Contracts will be duly authorized and validly issued.

8. When (i) the creation of and the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the deposit agreement relating to the Stock Purchase Units has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company and (iii) the Stock Purchase Units or certificates representing the Stock Purchase Units have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement
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         relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Stock Purchase Units will be duly authorized and validly issued.

9. When (i) the Guarantee has been duly authorized by the Board of Directors or a duly authorized committee thereof and (ii) the Guarantee has been validly executed and delivered by the Company, the Guarantee will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

10. When (i) the terms of the issuance and sale of the Junior Subordinated Debt Securities have been duly approved by all necessary action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the Subordinated Indenture has been duly executed and delivered by the Company and the Subordinated Trustee and (iii) the Junior Subordinated Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture, the Junior Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

         I note that, as of the date of this opinion, a judgment for money in an action based on a debt security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular debt security is denominated into United
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         States dollars will depend upon various factors, including which court renders the judgment. In the case of a debt security denominated in a foreign currency, a state court in the State of New York rendering a judgment or decree on such debt security would be required under
         Section 27 of the New York Judiciary Law to render such judgment or decree in the foreign currency in which the debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

         The opinion expressed above is limited to the laws of the State of Connecticut and the Act.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinions" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ Lynda Godkin
Vice President and General Counsel of
Hartford Life, Inc.